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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-55662 of Com21, Inc. on Form S-3 of our report with respect to GADline, Ltd. dated February 29, 2000, appearing in the Current Report on Form 8-K/A of Com21, Inc. filed on December 6, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Brightman Almagor & Co.
Certified Public Accountants (Israel)
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
June 21, 2001